Exhibit 99.1

13 November 2014

AMEC Successfully Completes Offer for Foster Wheeler

AMEC plc (“AMEC”) and AMEC International Investments BV, AMEC’s direct wholly-owned subsidiary, are pleased to announce today that the offer (the “Offer”) to purchase all of the issued and to be issued registered shares (the “Foster Wheeler shares”) of Foster Wheeler AG (“Foster Wheeler”) has been successfully completed. All conditions to the Offer have been satisfied.

AMEC is making the necessary filings today to change its name to Amec Foster Wheeler plc (“Amec Foster Wheeler”). Amec Foster Wheeler shares are listed on the London Stock Exchange and its ticker will change from “AMEC” to “AMFW” at the open of the UK market on Friday, 14 November. Amec Foster Wheeler American Depositary Shares (“ADSs”) will begin trading on the New York Stock Exchange today on a “when issued” basis under the ticker “AMFW”.

Acceptances

The Offer expired at 11:59 p.m. New York City time on 12 November 2014 (4:59 a.m. London time on 13 November 2014; 5:59 a.m. Zug time on 13 November 2014). American Stock Transfer & Trust Company LLC, the exchange agent for the Offer, has indicated that as at 11:59 p.m. New York City time on 12 November 2014 (4:59 a.m. London time on 13 November 2014; 5:59 a.m. Zug time on 13 November 2014), approximately 99,164,451 Foster Wheeler shares (including 9,557,671 Foster Wheeler shares subject to notices of guaranteed delivery) have been validly tendered into, and not withdrawn from, the Offer, representing approximately 99.03 per cent. of the outstanding Foster Wheeler shares. Approximately 93,098,874 Foster Wheeler shares tendered have elected to receive the cash consideration and approximately 6,065,576 Foster Wheeler shares tendered have elected to receive the securities consideration, of which 27,425 Foster Wheeler shares have elected to receive Amec Foster Wheeler shares and 6,038,151 Foster Wheeler shares have elected to receive Amec Foster Wheeler ADSs. Based on this preliminary count, a proration percentage of approximately 54 per cent. is expected to be applied to the cash consideration in accordance with the terms and conditions of the Offer. AMEC and AMEC International Investments BV will announce the final proration results once the proration procedures have been agreed with Foster Wheeler in accordance with the terms of the Implementation Agreement and the proration calculation has been completed by the exchange agent. Payment of the Offer consideration, subject to proration, will take place as soon as reasonably practicable but is expected to be no later than 24 November 2014.

Squeeze-Out Merger

As disclosed in the Offer documents, AMEC intends to complete the acquisition of Foster Wheeler by effecting a squeeze-out merger pursuant to article 8, paragraph 2 and article 18, paragraph 5 of the Swiss Merger Act (the “Squeeze-Out Merger”) and expects that any Foster Wheeler shareholders who have not tendered into the Offer and who are to be subject to the Squeeze-Out Merger will be compensated on the same terms as the Offer. As further disclosed in the Offer documents, AMEC may pursue any legally available method to acquire or control, directly or indirectly, 100 per cent. of the issued Foster Wheeler voting rights.

Delisting and Deregistration

Foster Wheeler will also announce today that it intends to voluntarily delist the Foster Wheeler shares from the NASDAQ Global Select Market and, provided that the requirements for deregistration are met, in due course, that it intends to subsequently deregister the Foster Wheeler shares under the Securities Exchange Act of 1934 (the “Exchange Act”). Foster Wheeler also intends to suspend its reporting obligations under the Exchange Act once it is eligible to do so.

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Changes to the AMEC Board

Pursuant to the terms of the implementation agreement with Foster Wheeler, and as previously announced by AMEC on 3 October 2014, the appointment of Stephanie Newby to the Board of Directors of AMEC became effective upon closing of the Offer. Pursuant to her letter of appointment, Stephanie Newby has also been appointed to AMEC’s Audit and Ethics Committees. The appointment of J. Kent Masters to the Board of Directors of AMEC will become effective following the termination of his employment with Foster Wheeler.

Enquiries to:

AMEC plc:	+ 44 (0)20 7429 7500

Julian Walker, Director of Communications

Rupert Green, Investor Relations

AMEC (LSE: AMEC) is a focused supplier of consultancy, engineering and project management services to its customers in the world's oil and gas, mining, clean energy, and environment and infrastructure markets. With annual revenues of some £4 billion, AMEC designs, delivers and maintains strategic and complex assets and employs around 27,000 people in more than 40 countries worldwide. See amec.com.

Forward-Looking Statements

This announcement contains statements which constitute “forward-looking statements”. Forward-looking statements include any statements related to AMEC’s plans and proposals for Foster Wheeler, including the Squeeze-Out Merger, delisting from NASDAQ and deregistration, and are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “may,” “continue,” “should” and other similar expressions. Forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of AMEC, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking statements.

AMEC does not undertake to update any of the forward-looking statements after this date to conform such statements to actual results, to reflect the occurrence of anticipated results or otherwise.

IMPORTANT INFORMATION:

An offer to purchase all of the issued and outstanding registered shares of Foster Wheeler AG (the “Offer”) has been made by AMEC plc (the “Offeror”) through AMEC International Investments BV, a wholly-owned subsidiary of the Offeror.

This material is for informational purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This material is not an offer of securities for sale into the United States. No offering of securities shall be made in the United States except pursuant to registration under the US Securities Act of 1933, or an exemption therefrom.

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In connection with the Offer, the Offeror has filed a registration statement on Form F-4 (as amended), which includes a prospectus, and a Tender Offer statement on Schedule TO (the “Schedule TO”). The Offer has been made exclusively by means of, and subject to, the terms and conditions set out in, an offer document containing and setting out the terms and conditions of the Offer (the “Offer Document”) and a letter of transmittal and form of acceptance (the “Acceptance Forms”) which were delivered to Foster Wheeler AG, filed with the United States Securities and Exchange Commission (the “SEC”) and mailed to Foster Wheeler AG shareholders.

The release, publication or distribution of this material in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this material is released, published or distributed should inform themselves about and observe such restrictions.

SHAREHOLDERS OF FOSTER WHEELER AG ARE URGED TO READ ALL DOCUMENTS REGARDING THE OFFER WHEN THEY BECOME AVAILABLE (INCLUDING THE EXHIBITS THERETO) AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER.

The Offer Document, the Schedule TO and other related documents filed by the Offeror and Foster Wheeler AG are available electronically without charge at the SEC's website, www.sec.gov. Materials filed with the SEC may also be obtained without charge at the Offeror’s website, www.amec.com or at Foster Wheeler’s website www.fwc.com, respectively.

While the Offer has been made to all holders of Foster Wheeler AG common shares, this material does not constitute an offer or a solicitation in any jurisdiction in which such offer or solicitation is unlawful. The Offer has not been made in, nor will deposits be accepted in, any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer in any such jurisdiction.

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